CONSULTING AGREEMENT

         THIS Consulting Agreement ("Agreement") is executed this ____ day of February 1997, though effective for all purposes in all respects as of the 1st day of January 1997, by and between HealthCare Capital Corp. an Alberta corporation ("Corporation"), and Hugh T.
Hornibrook ("Consultant").

         WHEREAS Consultant has considerable knowledge and experience relating to the business of Corporation as a result of his prior affiliation with Corporation as an officer and employee and as a result of his current affiliation with Corporation as a director;

         WHEREAS   Consultant  desires  to  aid  and  assist  Corporation  as  a consultant by providing certain limited advisory services to Corporation on a standby basis in addition to his duties as director;

         WHEREAS Corporation desires to recognize the valuable and meritorious services performed by Consultant on behalf of Corporation as an officer and employee, and further desires to engage Consultant to render certain limited advisory services to Corporation on a standby basis; and

         WHEREAS Corporation and Consultant desire to set forth herein their understandings and agreements:

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein set forth, and other good and valuable consideration, the parties hereto agree as follows:

1. Engagement of Consultant

         a. Corporation hereby appoints and engages Consultant as its consultant and advisor with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

         b. Consultant hereby accepts his appointment and engagement by Corporation as a consultant and advisor to Corporation with respect to the matters specified in Section 2 hereof for the compensation hereinafter set forth.

2.  Activities of  Consultant.  During the term of this  Agreement  specified in
Section 4 hereof ("Term"), Consultant shall undertake for and on behalf of, and to the extent specifically requested in writing by, Corporation, subject to the availability of Consultant and the other limitations set forth herein, to advise Corporation, by telephone or in person at Consultant's sole discretion, with respect to its business. Consultant shall not be required to render any written reports to Corporation with respect to the foregoing service, unless, in his sole discretion, Consultant deems written reports to be necessary. For purposes of conducting these activities during the Term of this Agreement, Consultant shall be allowed the use of the Corporation's office equipment including computer, fax and printer at the rental rate of Cdn$100.00 per month.





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3.  Compensation of Consultant.  Corporation  hereby covenants and agrees to pay
Consultant a retainer of Cdn$100.00 per month and upon receipt of Consultant's invoice, the sum of Cdn$125 per hour for services rendered pursuant to this Agreement. This Agreement does not cover any board-related activities undertaken in his capacity as a director of Corporation. Compensation for board-related activities shall be dealt with at an upcoming Board of Directors meeting.

4. Term. The Term shall commence as of the date hereof and shall terminate on December 31, 2001. The Agreement cannot be terminated for any reason without the written consent of Consultant.

5. Out-of-Pocket Expenses. During the Term, Corporation shall pay or promptly reimburse Consultant for all pre-approved traveling, entertainment, telephone, and other expenses paid or incurred by Consultant in connection with the performance of his activities, responsibilities, and services under this Agreement, upon presentation of expense statements, vouchers, or other evidence of expense.

6.       Representations, warranties, and covenants of Corporation.

         a. Corporation hereby represents and warrants that it has full power and legal right and authority to execute, deliver, and perform under this Agreement, and that the officers executing this Agreement on behalf of Corporation have full power and authority to do so.

         b. Corporation hereby covenants and agrees that it shall promptly forward to Consultant any mail, telephone, messages, telegrams, notices, or other papers or documents of a personal nature that are delivered to, or received by, Corporation.

7. Independent Contractor. Consultant shall at all times be an independent contractor, rather than a coventurer, agent, employee, or representative of Corporation. Corporation hereby acknowledges and agrees that Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of services shall unduly interfere with Consultant's other businesses and ventures.

8. Binding effect; assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Consultant and Corporation and their respective heirs, executors or administrators, personal and legal representatives, estate, legatees, and successors. The obligations under this Agreement may not be assigned by Corporation or Consultant without the prior written consent of the other party hereto.

9. Notices. All notices and other communications hereunder or in connection herewith shall be deemed to have been duly given if they are in writing and delivered personally or sent by registered or certified mail, return receipt requested and first-class postage prepaid. They shall be addressed as follows:




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         a.       If to Corporation:  HealthCare Capital Corp., Attention: Edwin
                  J. Kawasaki, 111 S.W. Fifth Ave., Suite 2390, Portland, OR, 97204.

         b. If to Consultant: Hugh T. Hornibrook, 2631 West 13th Ave., Vancouver, B.C. V6K2T3, unless notice of a change of address is given to either party by the other pursuant to the provisions of this Section 9.

10. Governing law. This Agreement shall be governed by and construed under the laws of the state of Oregon.

11. Miscellaneous.

         a. This Agreement shall constitute the only agreement between Corporation and Consultant relating to the subject matter hereof, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect.

         b. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

         c. The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.





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         IN  WITNESS  WHEREOF,  Corporation  has  caused  this  Agreement  to be executed by its duly authorized and Consultant has executed this Agreement, all effective as of January 1st, 1997.


                                    Corporation:
                                    HealthCare   Capital   Corp.,   an   Alberta
                                    corporation


                                    By: /s/ EDWIN J. KAWASAKI
                                        Edwin J. Kawasaki, Vice President
                                        of Finance


                                        Consultant:


                                        By:
                                        Hugh T. Hornibrook



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